AMENDED  AND  RESTATED
                 REORGANIZATION  AND  STOCK  PURCHASE  AGREEMENT

     This AMENDED AND RESTATED REORGANIZATION AND STOCK PURCHASE AGREEMENT (the "Agreement"), dated August 4, 2000, by and among Go Online Networks Corporation, a Delaware corporation (hereinafter referred to as "GONT"), Digital West, Inc., a California corporation (hereinafter referred to as "Digital West"), and Andrew Hart, the shareholders of Digital West set forth on Exhibit A hereto ( the "Shareholders"). Each of GONT, Digital West, and the Shareholders shall be referred to herein as a "Party" and collectively as the "Parties."

     W  I  T  N  E  S  S  E  T  H

WHEREAS, the Parties entered into the original Reorganization and Stock Purchase Agreement (the "Original Agreement") on June ___, 2000; and

     WHEREAS, this Agreement amends and restates in its entirety the Original Agreement, and supersedes and terminates the Original Agreement; and

     WHEREAS, the Shareholders owns 100% of the issued and outstanding common stock of Digital West (the "Digital West Shares");

     WHEREAS, the Shareholders desires to sell and GONT desires to purchase the Shares in accordance with the terms set forth herein;

     NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:

                                 ARTICLE  1
                 SALE  AND  PURCHASE  OF  THE  SHARES

     1.1     Sale  of  the  Shares.  At  the  Closing,  subject to the terms and
             ---------------------
conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to GONT and GONT shall purchase from the Shareholders, all of the Digital West Shares. GONT shall pay to the Shareholders, or their assigns, as consideration for the receipt of the Digital West Shares, the following:

     A. At the Closing, GONT shall pay to the Shareholders, or assigns, the sum of Eight Hundred Twenty Five Thousand Dollars ($825,000) (the "Cash Purchase Price"). The Cash Purchase Price shall be held in escrow and utlized to repay the obligation of Digital West to Pacific Century Bank and the repayment of accounts payable and accrued expenses.

     B. At the Closing, GONT shall issue and deliver to the Shareholders, or assigns, an aggregate of 750,000 shares of common stock of GONT (the "GONT Shares").

     C. At the Closing, GONT shall issue and deliver to the Shareholders, or assigns, warrants to purchase an aggregate of 750,000 shares of common stock of GONT for a period of two years from the Closing at an exercise price of $0.22 per share (the "GONT Warrants"). The GONT Warrants shall be in the form set forth herein as Exhibit B.

     D. Digital West shall execute and enter into an Employment Agreement with Andrew Hart in form and substance substantially similar to Exhibit E attached hereto.

     E. At the Closing, GONT shall issue and deliver to the Shareholders, or assigns, 2,000 shares of Series B $100 Principal Amount Convertible Preferred Stock (the "Preferred Shares"). The terms of the Series B Preferred Stock shall be as set forth in that certain Certificate of Designation of Series B $100 Principal Amount Convertible Preferred Stock (the "Designation"), in form and substance substantially similar to Exhibit F attached hereto.

     1.2     Position and Title.  Effective as of the Closing, except for Andrew
             ------------------
Hart who will remain as President, each of the officers and directors of Digital West shall resign, and Joe Naughton shall serve as the Secretary, Treasurer, and sole Director of Digital West in accordance with the bylaws of Digital West.

     1.3     Spin-off  of Assets and Liabilities.  Prior to the Closing, Digital
             -----------------------------------
West shall create a new subsidiary ("New Subsidiary") and shall assign to the New Subsidiary (i) all Accounts Receivable as of the Closing Date, and (ii) Inventory as of the Closing Date. New Subsidiary shall assume (i) all Commissions Payable (other than $20,000 in accrued expenses); (ii) all Notes Payable (including approximately $2,141,744 in Notes Payable to Andrew Hart and James Schwartz). Prior to the Closing, Digital West shall obtain and deliver to GONT a complete and full release of Digital West and GONT of all such Commissions Payable and Notes Payable.

                                   ARTICLE  2
                     REPRESENTATIONS  AND  WARRANTIES

     2.1     Representations and Warranties of Digital West and the Shareholder.
             ------------------------------------------------------------------
To induce GONT to enter into this Agreement and to consummate the transactions contemplated hereby, Digital West and the Shareholders jointly and severally represent and warrant, as of the date hereof and as of the Closing, as follows:

     2.1.1 Digital West and the Shareholders have the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Digital West and the Shareholders.

          2.1.2     Corporate  Existence and Authority of Digital West.  Digital
                    --------------------------------------------------
West is a corporation duly organized, validly existing and in good standing under the laws of the State of California. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.1.3     Capitalization of Digital West.  The authorized equity securities
               ------------------------------
of Digital West consists of 100,000 shares of common stock, par value $0.01, of which 100,000 shares are issued and outstanding. No other shares of capital stock of Digital West are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Digital West which provide for the purchase, issuance or transfer of any shares of the capital stock of Digital West nor are there any outstanding securities granted or issued by Digital West that are convertible into any shares of the equity securities of Digital West, and none is authorized. Digital West is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in Digital West are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of Digital West's equity securities.

     2.1.4     Subsidiaries.  "Subsidiary"  or  "Subsidiaries"  means  all
               -------------
corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. There are no Subsidiaries of Digital West.

     2.1.5     Execution  of  Agreement.  The  execution  and  delivery  of this
               -------------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either Digital West or the Shareholders are a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of Digital West or the Shareholders; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Digital West or the Shareholders or any of their respective actions.

     2.1.6     Taxes.
               ------

     2.1.6.1 All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Digital West which have become due and payable on the date hereof have been paid in full or adequately reserved against by Digital West, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

          2.1.6.2 There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Digital West, nor are there any actions, suits, proceedings, investigations or claims now pending against Digital West, nor are there any actions, suits, proceedings, investigations or claims now pending against Digital West in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Digital West, and

     2.1.6.3 The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against Digital West.

     2.1.7     Disputes  and Litigation.  Except as set forth on Schedule 2.1.7,
               -------------------------
there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting Digital West or any of its properties, assets or business or to which Digital West is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Digital West or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Digital West or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Digital West or any such person's heirs, executors or administrators as against Digital West.

     2.1.8     Compliance  with  laws.  Digital  West has at all times been, and
               -----------------------
presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Digital West has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Digital West for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Digital West.

     2.1.9     Guaranties.  Digital  West  has  not  guaranteed  any  dividend,
               -----------
obligation or indebtedness of any Person; nor, except with respect to certain guarantees of the loan by Pacific Century Bank and leases for the corporate premises by Andrew Hart, has any Person guaranteed any dividend, obligation or indebtedness of Digital West.

     2.1.10     Books  and  Records.  Digital  West keeps its books, records and
                --------------------
accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of Digital West contain records of its shareholders' and directors' meetings and of action taken by such shareholders and directors. The meeting of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same. A true and accurate list of Digital West assets and liabilities as of the Closing Date is attached hereto as Exhibit C. Further, attached hereto as Exhibit D is a list of all contracts to which Digital West is a party or obligated, and Digital West hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

     2.2     Representations and Warranties of GONT.  To induce Digital West and
             --------------------------------------
the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, GONT represents and warrants, as of the date hereof and as of the Closing, as follows:

     2.2.1     Corporate Existence and Authority of GONT.  GONT is a corporation
               ------------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

     2.2.2     Capitalization of GONT.  The authorized equity securities of GONT
               -----------------------
consists of 100,000,000 shares of common stock, of which 75,181,843 shares were issued and outstanding as of December 31, 1999, and 2,000,000 shares of Series A Preferred Stock, par value $0.001, of which 499,333 shares were issued and outstanding as of December 31, 1999. No other shares of capital stock of GONT are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. All presently exercisable voting rights in GONT are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of GONT's equity securities.

     2.2.3     Subsidiaries.    GONT  currently has two subsidiaries, namely AMS
               -------------
Acquisition Corp., a Nevada corporation, and Westlake Capital Corp., a Colorado corporation.

     2.2.4     Execution  of  Agreement.  The  execution  and  delivery  of this
               -------------------------
Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which GONT is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of GONT; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on GONT or any of its actions.


                                     ARTICLE  3
                    CLOSING  AND  DELIVERY  OF  DOCUMENTS

     3.1     Closing.  The  Closing  shall  occur  on  the date that each of the
             --------
Parties hereto satisfies the obligations set forth below, which is anticipated to be not later than August 15, 2000.

     3.2     Delivery  by  GONT:
             -------------------

     (a) GONT shall deliver the Cash Purchase Price to the Shareholders, or their assigns as set forth on Exhibit A.

     (b) GONT shall deliver the GONT Shares to the Shareholders, or their assigns, and all instruments of conveyance and transfer required herein, as set forth on Exhibit A.

     (c) GONT shall deliver the GONT Warrants to the Shareholders, or their assigns, and all instruments of conveyance and transfer required herein, as set forth on Exhibit A.

     (d) GONT shall execute and deliver an Employment Agreement by and between GONT and Andrew Hart in the form attached hereto as Exhibit E.

     (e) GONT shall deliver the Preferred Shares to the Shareholders, or their assigns, and all instruments of conveyance and transfer required herein, as set forth on Exhibit F.

     3.3     Delivery  by  the  Shareholders:
             --------------------------------

     (a)     The  Shareholders  shall  deliver  to  GONT all of the Digital West
Shares  and  all  instruments  of  conveyance  and  transfer  required  herein.

     (b) The Shareholders shall deliver to GONT the releases of Digital West and GONT of all Commissions Payable (other than $20,000 in accrued expenses) and Notes Payable as required herein.

                               ARTICLE  4
             CONDITIONS,  TERMINATION,  AMENDMENT  AND  WAIVER

     4.1     Conditions  Precedent.  This  Agreement,  and  the  transactions
             ---------------------
contemplated hereby, shall be subject to the approval of the Board of Directors of GONT and Digital West, which shall be delivered at the Closing.

     4.2     Termination.
             ------------

     (a)  General.  Notwithstanding  anything  to the contrary contained in this
      -   -------
Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties.

     (b) Option To Extend The Closing Date:  In the event this agreement has not
         ----------------------------------
closed by August 31, 2000, GONT shall have the option to extend the Closing Date upon the following terms and conditions hereinafter set forth. The consideration for each successive option ("Option Consideration") must be paid concurrent with its exercise or such options shall lapse and fail.

     (i) The first option ("First Option") shall be for the period starting August 31, 2000 and ending September 14, 2000. The Option Consideration for the First Option is $50,000.00, which is to be paid to Digital West and is non-refundable. In the event of Closing, the sum of $50,000.00 shall be credited to the Purchase Price.

     (ii) The second option ("Second Option") shall be for the period starting September 15, 2000 and ending October 15th, 2000. The Option Consideration for the Second Option is $ 50,000.00, which is to be paid to Digital West and is nonrefundable. In the event of Closing, one-half thereof ($25,000.00) shall be credited to the Purchase Price and the remaining one-half ($25,000.00) shall be retained by Digital West solely as consideration for the Second Option.

     (iii) The third option("Third Option") shall be for the period starting October 16, 2000 and ending November 20, 2000. The Option Consideration for the Third Option is $ 50,000.00, which is to be paid to Digital West is nonrefundable and shall not be credited to the Purchase Price on the Closing and shall be retained by Digital West solely as consideration for the Third Option.

     Each of the options granted in this paragraph must be exercised by written notice ("Option Notice") delivered to Digital West forty-eight (48) hours prior to the applicable deadline. Provided, however, the exercise of each option is conditioned on the following; (i) Timely payment of the applicable Option consideration concurrent with delivery of the Option Notice; (ii) Exercise of the preceding option (if any); and (iii) Optionees performance without breech of all the terms of this Agreement. Optionees must exercise each successive option in order to continue this Agreement in full force and effect.

     If any or all of the successive options granted in this Agreement are not exercised and there is no closing all sums paid by GONT to Digital West will be retained by Digital West as consideration for granting such options. If GONT fails to meet any deadline relating to payment of the Option Consideration or delivery of the Option Notice, then this Agreement and, except as set forth in paragraph 4.2(a) hereto, all the rights of GONT will automatically and immediately terminate without notice and the parties will have no further obligation to each other under this Agreement.

     4.3     Waiver  and  Amendment.  Any  term,  provision,  covenant,
             -----------------------
representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.


                                    ARTICLE  5
                                    COVENANTS

     5.1 To induce GONT to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Digital West and the Shareholders covenant and agree as follows:

     5.1.1     Notices  and  Approvals.  The Shareholders agree: (a) to give and
               ------------------------
to cause Digital West to give all notices to third parties which may be necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain and to cause Digital West to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain, and to cause Digital West to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.1.2     Information  for  GONT's  Statements  and  Applications.  The
               --------------------------------------------------------
Shareholders and Digital West and their employees, accountants and attorneys shall cooperate fully with GONT in the preparation of any statements or applications made by GONT to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT with all information concerning the Shareholders and Digital West necessary or deemed desirable by GONT for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     5.1.3     Access  to  Information.  GONT,  together  with  its  appropriate
               -----------------------
attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Shareholders and Digital West and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

     5.1.4 Liabilities.  Digital West and the Shareholders acknowledge and agree
           -----------
that the liabilities of Digital West assumed by GONT in accordance with this Agreement are as set forth on Schedule"B" hereto, were incurred in the ordinary course of business and that GONT is not assuming any or all other liabilities of Digital West.

     5.2 To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, GONT covenants and agrees as follows:

     5.2.1  Access  to  Information.  The  Shareholders,  together  with  his
            -----------------------
appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of GONT and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

     5.2.2  Investment  in  Digital West.  GONT agrees to be responsible for the
            ----------------------------
ongoing financing of Digital West and to provide at least $1,500,000 in cash or cash equivalents available to Digital West to fund an aggressive growth strategy consistent with the business plan of the Company determined by its board of directors during the 12 month period from the date of the Closing.

     5.2.3     S  Corporation.  GONT acknowledges that Digital West is presently
               --------------
a Subchapter S corporation and agrees to terminate such Subchapter S status immediately upon consummation of the Closing.


                                ARTICLE  6
                              MISCELLANEOUS

     6.1     Expenses.  Except  as  otherwise  specifically provided for herein,
             ---------
whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

     6.2     Notices.  Any  notice,  request,  instruction  or  other  document
             --------
required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     To  GONT:

     Go  Online  Networks  Corporation
     5681  Beach  Boulevard,  Suite  101
     Buena  Park,  CA  90621
     Attn:  Joe  Naughton
     Facsimile  (714)  736-9488

with  a  copy  to:

     Cutler  Law  Group
     610  Newport  Center  Drive,  Suite  800
     Newport  Beach,  CA  92660
     Attn:  M.  Richard  Cutler,  Esq.
     Facsimile  (949)  719-1988

     To  Digital  West  or  the  Shareholder:

     Andrew  Hart
     Digital  West,  Inc.
     9540  Cozycraft  Ave.
     Chatsworth,  CA  91311
     Facsimile  (818)  718-5766

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

6.3     Entire  Agreement.  This  Agreement,  together  with  the  schedule  and
        ------------------
exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     6.4     Survival  of  Representations.  All  statements  of fact (including
             ------------------------------
financial statements) contained in the schedules, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

     6.5     Incorporated  by  Reference.  All  documents  (including,  without
             ----------------------------
limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

     6.6     Remedies  Cumulative.  No remedy herein conferred upon and Party is
             ---------------------
intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7     Execution  of  Additional Documents.  Each party hereto shall make,
             ------------------------------------
execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

     6.8     Finders'  and  Related  Fees.  Each  of  the  parties  hereto  is
             -----------------------------
responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

     6.9     Governing  Law.  This Agreement has been negotiated and executed in
             ---------------
the State of California and shall be construed and enforced in accordance with the laws of such state.

     6.10     Forum.  Each  of the parties hereto agrees that any action or suit
              ------
which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

     6.11     Attorneys'  Fees.  Except  as  otherwise  provided  herein,  if  a
              ----------------
dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     6.12     Binding  Effect and Assignment.  This Agreement shall inure to the
              -------------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

     6.13     Counterparts.  This  Agreement  may  be  executed in counterparts,
              -------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


GO  ONLINE  NETWORKS  CORPORATION,               DIGITAL  WEST,  INC.
A  DELAWARE  CORPORATION                         A  CALIFORNIA  CORPORATION



/s/ Joseph Naughton                              /s/ Andrew Hart
By:     Joseph  Naughton                         By:     Andrew  Hart
Its:     Chief  Executive  Officer                    Its:     President



SHAREHOLDERS

/s/ Andrew Hart
Andrew  Hart,  an  individual

/s/ April Hart
April  Hart,  an  individual

/s/ James Schwartz
James  Schwartz,  an  individual